ING GoldenSelect

Deferred Variable Annuity Application

Countrywide except IL, MA, MD, MN, MS and TX

Issued by ING USA Annuity and Life Insurance Company.

A member of the ING family of companies

Distributed by Directed Services, Inc., member NASD.

Your future. Made easier.SM

IMPORTANT INFORMATION AND REMINDERS

The Name, Trust Date (if applicable), Address, Birth Date, Social Security Number/Tax Identification Number, and Country of Citizenship is provided for each individual/entity named.

The Primary or Contingent status for each named Beneficiary is entered in section 3(A). Each Beneficiary is named individually. If there are any trust designations, the trust name and the trust date are included. Designated Beneficiary percentages are clearly entered and total 100% for all Primary Beneficiaries and 100% for all Contingent Beneficiaries. If a separate sheet containing additional Beneficiary information is needed, that sheet is signed and dated by the owner. If the ING Joint LifePay Living Benefit option is selected on a custodially owned contract, the Custodial Beneficiary information is entered in section 3(B).

If a transfer is required, the approximate transfer amount is entered in section 4. If there are multiple transfers, each approximate transfer amount is entered separately. The initial premium meets the selected product’s minimum requirements. Select one product, death benefit and optional living benefit rider. Enhanced Death Benefits or Earnings Multiplier cannot be selected with Joint Owners. If Telephone/Electronic Transmission Reallocation Authorization is selected, the owner has initialed where required to authorize the agent. The name and Social Security Number for each additional person is entered in section 6.

The plan type for this new annuity (i.e. Non-Qualified, IRA, Simple IRA, or 403(b)) is indicated in section 7, and any applicable conversion/establishment dates are provided. If a replacement is involved, the appropriate transfer and state replacement forms are completed and submitted with this application.

Use section 9A only if you have not elected one of the Living Benefit options. All allocations (fixed and variable) total 100% of the initial investment amount. To elect an optional DCA transfer program, allocate money to either ING Liquid Assets or 6-Month DCA, and indicate the funds the DCA is to go to by writing percentages in the “DCA (Option)” columns. Both allocations must total 100%.

Use section 9B only if you have elected one of the Living Benefit options. Please note, contracts that elect one of the Living Benefit options must comply with the fund allocation requirements as described on Page 6 of this application (see Options 1-3) and in your prospectus. These requirements apply to both initial and DCA allocations. Please see the next page for examples. Applications that do not comply with these requirements will be deemed not in good order, and the contract will not be issued until correct investment instructions are received. After contract issue, ING may periodically rebalance the contract value to remain in compliance with the Living Benefit allocation requirements. Please see your prospectus for additional information. To elect an optional DCA transfer program, allocate money to either ING Liquid Assets or 6-Month DCA, and indicate the funds the DCA is to go to by writing percentages in the “DCA (Option)” columns. Both allocations must total 100%.

Provide any additional remarks in section 11 (e.g. additional beneficiaries).

The owner has signed and dated section 13, including the City and State where this application was signed. If this is different from the owner’s resident state, an explanation is provided at the top of page 1 and a “Nexis Information Worksheet” is submitted with this application. If this form is signed by a Power of Attorney, Legal Guardian, etc, a copy of the appropriate supporting documentation is provided confirming the signer’s ability to act on behalf of the owner.

The name, Social Security Number, phone number, broker/dealer branch, and signature for each agent is provided. If more than one agent is listed, the agent commission split is entered and totals 100%. The following are NAIC states: AL, AZ, AR, CO, HI. IA, KY, LA, MD, MS, MT, NC, NH, NJ, NM, OR, RI, UT, VT, and WV.

MAILING INSTRUCTIONS:

Send completed and signed documents to:

For Regular Mail:	ING ANNUITIES	For Overnight Delivery:	ING ANNUITIES
	Attn: New Business	Attn: New Business
	P.O. Box 9271	909 Locust Street
	Des Moines, IA 50306-9271	Des Moines, IA 50309-2899

To contact our Licensing Department please call: 800-235-5965

To contact our Client Services Department please call: 800-366-0066

To contact our Sales Desk please call:

INDEPENDENT DIVISION	NYSE/REGIONAL DIVISION
800-344-6860	800-243-3706

EXAMPLES OF ING LIVING BENEFIT FUND ALLOCATIONS

If you elect one of the Living Benefit options, there are allocation guidelines that must be followed.

Option 1: You may allocate entirely among Accepted Funds without restriction.

Option 2: You may elect not to allocate any account value to Accepted Funds and allocate entirely among the Living Benefit Fixed Allocation Fund and Other Funds. However, at least 20% of the account value must be invested in the Living Benefit Fixed Allocation Fund.

Option 3: You may allocate among a combination of Accepted Funds, the Living Benefit Fixed Allocation Fund, and Other Funds. However, at least 20% of the account value not invested in Accepted Funds must be invested in the Living Benefit Fixed Allocation Fund.

Option 1 - If you allocate entirely among Accepted Funds.

• $100,000 Total Investment

• 100% ($100,000) in Accepted Funds

$100,000.00100% Accepted Funds Living Benefit Fixed Allocation Fund Other Funds

Option 2 - If you elect not to allocate any account

value to Accepted Funds and allocate entirely among the Living Benefit Fixed Allocation Fund and Other Funds (20% of your total investment must be in the Living Benefit Fixed Allocation Fund).

• $100,000 Total Investment

• 20% ($20,000) in Living Benefit Fixed Allocation Fund

• 80% ($80,000) in Other Funds

$20,000.0020% $80,000.0080% Accepted Funds Living Benefit Fixed Allocation Fund Other Funds

Option 3 - If you allocate among a combination of

Accepted Funds, the Living Benefit Fixed Allocation Fund, and Other Funds (20% of the money not in Accepted Funds must be in the Living Benefit Fixed Allocation Fund.

• $100,000 Total Investment

• 50% ($50,000) in Accepted Funds

• 10% ($10,000) in Living Benefit Fixed Allocation Fund

• 40% ($40,000) in Other Funds

• Living Benefit Fixed Allocation Fund is 20% of the account value not invested in Accepted Funds

$40,000.0040% $50,000.0050% $10,000.00 10% Accepted Funds Living Benefit Fixed Allocation Fund Other Funds

Here are some common allocation percentage combinations you might want to use:

Accepted	Fixed Allocation Fund	Other	Accepted	Fixed Allocation Fund	Other
0%	20%	80%	55%	9%	36%
5%	19%	76%	60%	8%	32%
10%	18%	72%	65%	7%	28%
15%	17%	68%	70%	6%	24%
20%	16%	64%	75%	5%	20%
25%	15%	60%	80%	4%	16%
30%	14%	56%	85%	3%	12%
35%	13%	52%	90%	2%	8%
40%	12%	48%	95%	1%	4%
45%	11%	44%	100%	0%	0%
50%	10%	40%

IMPORTANT INFORMATION ABOUT THE ING JOINT LIFEPAY LIVING BENEFIT RIDER

There are certain issue requirements that must be met to successfully elect the ING Joint LifePay Living Benefit rider. Applications that do not comply with these issue requirements will be deemed not in good order, and the contract will not be issued.

The ING Joint LifePay Living Benefit rider can only be issued if there are two individuals who are married at the time of issue

(a “spouse” or “the spouses”) and meet the Ownership, Annuitant and Beneficiary issue requirements listed in the table below. ING will comply with the then current definition of “marriage” under federal tax law and regulations and federal tax publications issued by the Internal Revenue Service ( the “IRS”). As of August 7, 2006, the IRS has interpreted “marriage” to mean a legal union between a man and a woman as husband and wife. Please consult your financial advisor to determine whether you meet the requirements.

ING Joint LifePay Living Benefit Issue Requirements

Type of Plan	Owner1	Ownership Requirements	Annuitant(s) Requirements	Primary Beneficiary Requirements
Non-Qualified	Joint owners	The two Owners must be the two spouses	Must be a spouse	None
	Single owner	The Owner must be a spouse	Must be a spouse	Sole primary beneficiary must be Owner’s spouse
Qualified-IRA	Single owner2	The Owner must be a spouse	Must be Owner	Sole primary beneficiary must be Owner’s spouse3

1 Non-natural owners are not allowed. Neither joint owners nor non-natural owners are allowed under qualified plans.

2 Includes custodial accounts. The beneficial owner of the custodial account must be one of the spouses.

3 If a custodial account, this requirement applies to the beneficiary information on record with the custodian.

Changes in Ownership, Annuitant and/or Beneficiary designations, and changes in marital status may affect the terms and conditions of the ING Joint LifePay Living Benefit option. Please refer to your prospectus for complete details to determine if this living benefit option is consistent with your needs and objectives in purchasing an annuity contract.

If you decide to elect the ING Joint LifePay Living Benefit option, please be sure to provide Names, Birth Dates and Social Security Numbers wherever requested on the application. Please follow the instructions listed on the “Important Information and Reminders” page at the beginning of this document.

ING GOLDENSELECT

DEFERRED VARIABLE ANNUITY APPLICATION

ING USA Annuity and Life Insurance Company (the “Company”)

A member of the ING family of companies

PO Box 9271 Des Moines, IA 50306-9271 Phone: (800) 366-0066

Overnight Delivery: ING Annuities 909 Locust Street Des Moines, IA 50309-2899

Annuities

For Agent Use Only: Client’s Account Number:

If this application is being signed in a state other than the owner’s resident state, please specify the state where the business was solicited and the purpose of the visit.

1(A). OWNER (Please provide supporting documentation for all non-natural owners.)

Name                                                                                                                                                Trust Date

SSN/TIN                                                              Birth Date

Male        Female

Permanent Street Address

City                                                                                               State                                         ZIP                                               Phone #                                                                                          Email Address

Country of Citizenship

1(B). JOINT OWNER (Standard Death Benefit option only. Earnings Multiplier not available.)

Relationship to Owner

Name                                                                                                                                                Trust Date

SSN/TIN                                                              Birth Date

Male        Female

Permanent Street Address

City                                                                                               State                                         ZIP                                               Phone #                                                                                          Email Address

Country of Citizenship

2(A). ANNUITANT	(If other than owner.)

Name                                                                                                                     Relationship to Owner

SSN                                                                    Birth Date

Male        Female

Permanent Street Address

City                                                                                               State                                         ZIP

Country of Citizenship

2(B). CONTINGENT ANNUITANT	(Optional.)

Name                                                                                                                     Relationship to Owner

SSN                                                                    Birth Date

Male        Female

Permanent Street Address

City                                                                                               State                                         ZIP

Country of Citizenship

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Order #137098 08/07/2006

3(A). BENEFICIARY(S) (All fields for each Beneficiary must be completed. Complete Section 3B for custodially owned contracts.)

Restricted Beneficiary. (If selected, complete a “Restricted Beneficiary” form and submit with this application.)

Beneficiary proceeds will be split equally if no percentages are provided.

Primary Beneficiary

Name                                                                                         Birth Date                                 Percent                                 %

SSN/TIN                                                                                  Relationship to Owner

Address

Primary	Contingent Beneficiary

Name                                                                                           Birth Date                                   Percent                                 %

SSN/TIN                                                                                       Relationship to Owner

Address

Primary	Contingent Beneficiary

Name                                                                                         Birth Date                                 Percent                                 %

SSN/TIN                                                                                       Relationship to Owner

Address

Please use the space in Section 11 if you need to list additional Beneficiaries.

3(B). CUSTODIAL BENEFICIARY (Required if Joint LifePay is selected on a custodially owned contract. This sole beneficiary must be the spouse of the annuitant. All fields must be completed.)

Name                                                                                           Birth Date                                   Percent         100%

SSN/TIN Is this sole beneficiary the spouse of the annuitant?	Yes	No

Address

SAMPLE BENEFICIARY DESIGNATIONS

Be sure to use given names such as “Mary M. Doe”, not “Mrs. John Doe”, and include the address and relationship of the beneficiary or beneficiaries to the owner. The following designations may be helpful to you:

	Name	Relationship to Owner	Birth Date	SSN/TIN	Percent
One Primary Beneficiary	Mary M. Doe	Sister	03/31/1950	123-45-6789	100%
Two Primary Beneficiaries	Jane J. Doe John J. Doe	Mother Father	04/01/1940 05/01/1935	###-##-#### ###-##-####	50% 50%
One Primary Beneficiary One Contingent	Jane J. Doe John J. Doe	Wife Son	11/30/1923 06/18/1951	###-##-#### ###-##-####	100% 100%
Estate	Estate of John Doe	Estate	N/A	67-981239	100%
Trust	ABC Trust Dtd 1/1/85	Trust	N/A	44-234567	100%
Testamentary Trust1 (Trust established within the owner’s will)	Trust created by the Last Will and Testament of John Doe	Testamentary Trust	N/A	38-078602	100%

1If the Trust is terminated or if no trustee is qualified to receive the proceeds within six months of the insured’s death, then the proceeds go to the Owner or Owner’s Estate.

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Order #137098 08/07/2006

4. INITIAL INVESTMENT

Please make all checks payable to ING USA Annuity and Life Insurance Company.

Initial Premium Paid $

Estimated amount of Transfer/1035 Exchange $

5. PRODUCT SELECTION (Must select one.)

Premium Plus ES II Landmark Access

Death Benefit Option (Select One. If a death benefit is not chosen, the death benefit will be the Standard Death Benefit.)

Standard (This is the only death benefit option available to Joint Owners.)

Annual Ratchet (Available in OR and WA.)

Quarterly Ratchet (Not Available in OR and WA.)

MAX 7(Available in OR.) (In the state of WA, this benefit is named Max 5.5.)

MAX 7 % Solution (Not Available in OR and WA.)

Optional Earnings Multiplier

Earnings Multiplier Benefit Rider (Not available for Joint Owners or in the state of WA.)

Optional Living Benefit (May select one.)

Funds must be allocated per Living Benefit requirements detailed on page 6. Read your prospectus carefully regarding details about Living Benefit options. Applications that do not comply with these requirements will be deemed not in good order, and the contract will not be issued until correct investment instructions are received.

Minimum Guaranteed Income Benefit (MGIB)

ING LifePay Minimum Guaranteed Withdrawal Benefit (“LifePay”)

ING Joint LifePay Minimum Guaranteed Withdrawal Benefit (“Joint LifePay”)	(Not Available in OR.)

There are specific ownership and beneficiary requirements for election of the Joint LifePay benefit option.

6. TELEPHONE/ELECTRONIC TRANSMISSION AUTHORIZATION

I authorize ING USA Annuity and Life Insurance Company to act upon instructions given by electronic means or voice command from the agent that signs in section 14 and/or the following individuals listed below upon furnishing their Social Security Number or alternative identification number.

To authorize an individual (including an agent), owner must initial:

Provide the name and Social Security Number of other authorized individuals below:

Name                                                                                                                             SSN/TIN

Name                                                                                                                             SSN/TIN

Neither the Company nor any person authorized by the Company will be responsible for any claim, loss, liability, or expense in connection with instructions received by electronic means or voice command from such person if the Company or other such person acted on such electronic means or voice command in good faith in reliance upon this authorization. The Company will continue to act upon this authorization until such time as the person indicated above is no longer affiliated with the broker/dealer under which my contract was purchased or until such time as I notify the Company in writing of a change in instructions.

Note: If a Social Security Number/Tax ID Number is not provided, the proposed individual will not be authorized for certain transactions.

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Order #137098 08/07/2006

7. PLAN TYPE

Non-Qualified	1035 Exchange

Qualified

IRA	IRA Transfer	IRA Rollover from Qualified Plan
	(e.g. Trustee to Trustee Transfer) SEP-IRA	403(b)

Qualified Other  Indicate contribution amount and appropriate tax year  Roth IRA. If transfer, provide original conversion /establishment date and amount

Simple IRA. If transfer, provide original establishment date and amount

8. REPLACEMENT

Do you currently have any existing individual life insurance policies or annuity contracts?	Yes	No

Will this contract replace any life insurance policy or annuity contract in this or any other company?	Yes	No

If “Yes”, please identify each policy or contract and the issuing company.

Company                                                                                     Policy/Contract #  Company   Policy/Contract #  Company                                                                                                       Policy/Contract #  Company Policy/Contract #

If either or both of the questions in this section are answered “Yes”, please complete and return with this form a copy of any state replacement form(s), as applicable.

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9A. ALLOCATION SELECTION - USE ONLY FOR STANDARD ALLOCATION (NO LIVING BENEFIT SELECTED)

Complete page 6, Section 9B if you have elected a Living Benefit Option.

To elect an optional DCA transfer program, allocate money to either ING Liquid Assets or 6-Month DCA, and indicate the funds the DCA is to go to by writing percentages in the “DCA (Optional)” columns. Enter allocations in whole percentages. The initial and DCA allocations must each total 100%.

Variable Investments1

Initial Allocation % (Required)

DCA Allocation % (Optional)

Initial Allocation % (Required)

DCA Allocation %

(Optional)

% Fidelity® VIP Contrafund1%	% ING MFS Total Return1%
% Fidelity® VIP Equity-Income1%	% ING MFS Utilities1%
% ING AllianceBernstein Mid Cap Growth1%	% ING Neuberger Berman Partners1%
% ING American Funds Growth1%	% ING Neuberger Berman Regency1%
% ING American Funds Growth-Income1%	% ING Oppenheimer Global1%
% ING American Funds International1%	% ING Oppenheimer Main Street1%
% ING Baron Small Cap Growth1%	% ING PIMCO Core Bond1,2%
% ING Capital Guardian U.S. Equities1%	% ING PIMCO High Yield1%
% ING Columbia Small Cap Value II1%	% ING Pioneer Fund1%
% ING Davis Venture Value1%	% ING Pioneer Mid Cap Value1%
% ING EquitiesPlus1%	% ING T. Rowe Price Capital Appreciation1%
% ING Evergreen Health Sciences1%	% ING T. Rowe Price Equity Income1%
% ING Evergreen Omega1%	% ING Templeton Foreign Equity1%
% ING FMR(SM) Diversified Mid Cap1%	% ING Templeton Global Growth1%
% ING FMR(SM) Earnings Growth1%	% ING Thornburg Value1%
% ING FMR(SM) Mid Cap Growth1%	% ING UBS U.S. Large Cap Equity1%
% ING Franklin Income1%	% ING UBS U.S. Small Cap Growth1%
% ING Global Real Estate1%	% ING Van Kampen Comstock1%
% ING Global Resources1%	% ING Van Kampen Equity Growth1%
% ING Global Technology1%	% ING Van Kampen Global Franchise1%
% ING Janus Contrarian1%	% ING Van Kampen Growth and Income1%
% ING JPMorgan Emerging Markets Equity1%	% ING Van Kampen Real Estate1%
% ING JPMorgan International1%	% ING VP Financial Services1%
% ING JPMorgan Small Cap Equity1%	% ING VP Index Plus International Equity1%
% ING JPMorgan Value Opportunities1%	% ING VP Index Plus LargeCap1%
% ING Julius Baer Foreign1%	% ING VP Index Plus MidCap1%
% ING Legg Mason Aggressive Growth1%	% ING VP Index Plus SmallCap1%
% ING Legg Mason All Cap1%	% ING VP Intermediate Bond1%
% ING Legg Mason Value1%	% ING VP SmallCap Opportunities1%
% ING Liquid Assets1,2%	% ING Wells Fargo Mid Cap Disciplined1%
% ING Lord Abbett Affiliated1%	% ING Wells Fargo Small Cap Disciplined1%
% ING MarketPro1%	% Mutual Shares Securities1%
% ING Marsico Growth1%	% ProFund VP Bull1%
% ING Marsico International Opportunities1%	% ProFund VP Rising Rates Opportunity1,2%
% ING Mercury Large Cap Growth1%	% ProFund VP Small-Cap1%
% ING Mercury Large Cap Value1%

ING Lifestyle Portfolios1

______% ING Lifestyle Aggressive Growth Portfolio	%
______% ING Lifestyle Growth Portfolio	%

______% ING Lifestyle Moderate Growth Portfolio            %

______% ING Lifestyle Moderate Portfolio                          %

Fixed Investments2

Enter the allocation percentage and the fixed interest period. Check availability prior to selection.

______% 6 Month DCA

______%	Year Fixed
______%	Year Fixed

______%               Year Fixed

______%	Year Fixed

______%              Year Fixed

100	% Allocation Total (Initial and DCA (if elected) allocations must each total 100%)

1

The available share class is subject to distribution and/or service (12b-1) fees.

2

Death benefit and living benefit guarantees may be affected by amounts invested in or transferred to and from these investment options.

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Order #137098 08/07/2006

9B. ALLOCATION SELECTION - USE IF YOU HAVE ELECTED A LIVING BENEFIT OPTION

Complete page 5, Section 9A if you did not elect a Living Benefit Option.

Enter allocations in whole percentages according to the following options. DCA allocations also must follow the option limitations. To elect an optional DCA transfer program, allocate money to either ING Liquid Assets or 6-Month DCA, and indicate the funds the DCA is to go to by writing percentages in the “DCA (Optional)” columns. The initial and DCA allocations must each total 100%.

Option 1 - You may allocate entirely among Accepted Funds without restriction.

Option 2 - You may elect not to allocate any account value to Accepted Funds and allocate entirely among the Living Benefit Fixed Allocation Fund and Other Funds. However, at least 20% of the account value must be invested in the Living Benefit Fixed Allocation Fund.

Option 3 - You may allocate among a combination of Accepted Funds, the Living Benefit Fixed Allocation Fund, and Other Funds. However, at least 20% of the account value not invested in Accepted Funds must be invested in the Living Benefit Fixed Allocation Fund.

Accepted Funds

Initial

DCA

Initial

DCA

Allocation %

Variable Investments1

Allocation % Allocation %

Fixed Investments2

Allocation %

(Required)

(Optional)

(Required)

(Optional)

______% ING Lifestyle Growth Portfolio	%
______% ING Lifestyle Moderate Growth Portfolio	%
______% ING Lifestyle Moderate Portfolio	%
______% ING Liquid Assets2%
______% ING MarketPro	%

______% 6 Month DCA

______%                 Year Fixed

______%                 Year Fixed

______%                 Year Fixed

NA	%
NA	%
NA	%

    NA %

Living Benefit Fixed Allocation Fund

______% ING VP Intermediate Bond1%

Other Funds1

If you have chosen to allocate according to Option 2 or 3 above, at least 20% of the account value not invested in Accepted Funds must be invested in the Living Benefit Fixed Allocation Fund.

% Fidelity® VIP Contrafund1%	% ING MFS Total Return1%
% Fidelity® VIP Equity-Income1%	% ING MFS Utilities1%
% ING AllianceBernstein Mid Cap Growth1%	% ING Neuberger Berman Partners1%
% ING American Funds Growth1%	% ING Neuberger Berman Regency1%
% ING American Funds Growth-Income1%	% ING Oppenheimer Global1%
% ING American Funds International1%	% ING Oppenheimer Main Street1%
% ING Baron Small Cap Growth1%	% ING PIMCO Core Bond1,2%
% ING Capital Guardian U.S. Equities1%	% ING PIMCO High Yield1%
% ING Columbia Small Cap Value II1%	% ING Pioneer Fund1%
% ING Davis Venture Value1%	% ING Pioneer Mid Cap Value1%
% ING EquitiesPlus1%	% ING T. Rowe Price Capital Appreciation1%
% ING Evergreen Health Sciences1%	% ING T. Rowe Price Equity Income1%
% ING Evergreen Omega1%	% ING Templeton Foreign Equity1%
% ING FMR(SM) Diversified Mid Cap1%	% ING Templeton Global Growth1%
% ING FMR(SM) Earnings Growth1%	% ING Thornburg Value1%
% ING FMR(SM) Mid Cap Growth1%	% ING UBS U.S. Large Cap Equity1%
% ING Franklin Income1%	% ING UBS U.S. Small Cap Growth1%
% ING Global Real Estate1%	% ING Van Kampen Comstock1%
% ING Global Resources1%	% ING Van Kampen Equity Growth1%
% ING Global Technology1%	% ING Van Kampen Global Franchise1%
% ING Janus Contrarian1%	% ING Van Kampen Growth and Income1%
% ING JPMorgan Emerging Markets Equity1%	% ING Van Kampen Real Estate1%
% ING JPMorgan International1%	% ING VP Financial Services1%
% ING JPMorgan Small Cap Equity1%	% ING VP Index Plus International Equity1%
% ING JPMorgan Value Opportunities1%	% ING VP Index Plus LargeCap1%
% ING Julius Baer Foreign1%	% ING VP Index Plus MidCap1%
% ING Legg Mason Aggressive Growth1%	% ING VP Index Plus SmallCap1%
% ING Legg Mason All Cap1%	% ING VP SmallCap Opportunities1%
% ING Legg Mason Value1%	% ING Wells Fargo Mid Cap Disciplined1%
% ING Lifestyle Aggressive Growth1%	% ING Wells Fargo Small Cap Disciplined1%
% ING Lord Abbett Affiliated1%	% Mutual Shares Securities1%
% ING Marsico Growth1%	% ProFund VP Bull1%
% ING Marsico International Opportunities1%	% ProFund VP Rising Rates Opportunity1,2%
% ING Mercury Large Cap Growth1%	% ProFund VP Small-Cap1%
% ING Mercury Large Cap Value1%

____1_0_0___% Allocation Total (Initial and DCA (if elected) allocations must each total 100%.)

1

The available share class is subject to distribution and/or service (12b-1) fees.

2

Death benefit and living benefit guarantees may be affected by amounts invested in or transferred to and from these investment options.

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10. OPTIONAL ACCOUNT REBALANCING PROGRAM (May not use with DCA.)

Automatic Allocation Rebalancing will occur on the last business day of the next scheduled rebalancing date. Please consult your prospectus for details regarding this feature as well as restrictions, minimum or maximum limitations, fees and other applicable information. Automatic Allocation Rebalancing does not apply to the Fixed Investments and cannot be elected if you participate in Dollar Cost Averaging. The percentages will be proportionally recalculated for subsequent reallocations if you have chosen a Fixed Allocation Election. Any subsequent reallocation, add-on or partial withdrawal you direct, other than on a pro rata basis, will terminate this program.

Please rebalance my portfolio to the allocations on this application:	Quarterly	Semi-Annually	Annually

11. SPECIAL REMARKS

12. STATE REQUIRED NOTICES

Below are notices that apply only in certain states. Please read the following carefully to see if any apply in your state.

Arizona: On receiving your written request, we will provide you with information regarding the benefits and provisions of the annuity contract for which you have applied. If you are not satisfied, you may cancel your contract by returning it within 20 days, or within 30 days if you are 65 years of age or older on the date of the application for the annuity, after the date you receive it. Any premium paid for the returned contract will be refunded without interest.

California Reg. 789.8: The sale or liquidation of any asset in order to buy insurance, either life insurance or an annuity contract, may have tax consequences. Terminating any life insurance policy or annuity contract may have early withdrawal penalties or other costs or penalties, as well as tax consequences. You may wish to consult independent legal or financial advice before the sale or liquidation of any asset and before the purchase of any life insurance or annuity contract.

Colorado: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado division of insurance within the department of regulatory agencies.

Florida: Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing false, incomplete, or misleading information is guilty of a felony of the third degree.

Kentucky: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime.

New Jersey: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

Ohio: Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

Pennsylvania: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

Virginia: Any person who, with the intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement may have violated the state law.

Arkansas, Washington D.C., Hawaii, Louisiana, Maine, New Mexico, Oklahoma, and Tennessee: Any person who knowingly and with intent to injure, defraud or deceive any insurance company, submits an application for insurance containing any materially false, incomplete, or misleading information, or conceals for the purpose of misleading, any material fact, is guilty of insurance fraud, which is a crime and in certain states, a felony. Penalties may include imprisonment, fine, denial of benefits, or civil damages.

Washington: It is a crime to knowingly provide false, incomplete, or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines, and denial of insurance benefits.

GA-CDF-1109(08/06)	Page 7 of 9

Order #137098 08/07/2006

13. SIGNATURES AND ACKNOWLEDGEMENTS (Please read carefully and sign below.)

Important information: To help the government fight the funding for terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. What this means to you: When you apply for an annuity, we will ask for your name, address, date of birth, and other information that will allow us to identify you. We may also ask to see your driver’s license or other identifying documents.

By signing below, I acknowledge receipt of the Prospectus. I agree that, to the best of my knowledge and belief, all statements and answers in this form are complete and true and may be relied upon in determining whether to issue the applied for variable annuity. Only the owner and ING USA Annuity and Life Insurance Company have the authority to modify this form.

Variable Annuities and the underlying series shares or securities which fund them are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are also subject to market fluctuation, investment risk and possible loss of principal invested.

I understand that when based on the investment experience of the Separate Account Division, the variable annuity cash surrender values may increase or decrease on any day and that no minimum value is guaranteed. The variable annuity applied for is in accord with my anticipated financial objectives.

I understand that the value allocated to any Account subject to a Market Value Adjustment may increase or decrease if surrendered or withdrawn prior to a specified date(s) as stated in the contract.

I understand that IRAs and other qualified plans already provide tax deferral like that provided by the contract. For an additional cost, the contract provides additional features and benefits, including death benefits and the ability to receive a lifetime income. I should not purchase a qualified contract unless I want these benefits, taking into account their cost.

In certain circumstances, Fixed Allocation Fund Automatic Rebalancing may result in a reallocation into the Fixed Allocation Fund, even if you have not previously been invested in it. By electing to purchase the ING Living Benefit option (if chosen), you are providing ING USA Annuity and Life Insurance Company with direction and authorization to process these transactions, including reallocations into the Fixed Allocation Fund. You should not purchase the Living Benefit option if you do not wish to have your contract value reallocated in this manner.

I also represent that the Social Security Number or Tax Identification Number shown on this form is correct.

Owner Signature

Signed at (City, State)                                                                                                                     Date

Joint Owner Signature (if applicable)

Signed at (City, State)                                                                                                                     Date

Annuitant Signature (if other than owner)

Signed at (City, State)                                                                                                                     Date

GA-CDF-1109(08/06)	Page 8 of 9

Order #137098 08/07/2006

14. AGENT INFORMATION

Does the applicant have existing individual life insurance policies or annuity contracts? Yes No

Do you have reason to believe that the contract applied for will replace any existing annuity or life insurance coverage? Yes No

If either or both of the questions in this section are answered “Yes”, please complete and return with this form a copy of any state replacement form(s), as applicable. Premium Plus Only: Producer Contract ING Employee Contract

If your state has adopted the NAIC Model Replacement Regulation or other state specific replacement regulations, did you remember to do the following?

Provide any required replacement notice to the client and offer to read it aloud? (Note: If any of the questions in Replacement Section 8 or in this Section 14 are answered “Yes”, you must provide a replacement notice.) Complete any required state specific paperwork?

By signing below you certify: 1) replacement questions were answered, 2) any sales material was shown to the applicant and a copy was left with the applicant, 3) you used only insurer-approved sales material, 4) you have not made statements that differ from the sales material, and 5) no promises were made about the future value of any contract elements that are not guaranteed (This includes any expected future index gains that may apply to this contract.)

Compensation Alternative (Select one–please verify with your Broker/Dealer that the option you select is available.):

A	B	C	D	E

Check here if there are multiple agents on this contract.

Split: for Agent #1_________________%, Agent #2_________________%, Agent #3_________________%

Please Note: Compensation will be split equally if no percentage is indicated. Partial percentages will be rounded up. Percentages must total 100%. Agent #1 will be given the highest percentage in the case of unequal percentages. Agent #1 will receive all correspondence regarding the policy.

Agent #1

Print Name                                                                                  Signature

SSN                                                                                               Agent Phone

FL License #                                                                                Broker Code

Broker/Dealer Branch

Agent #2

Print Name                                                                                  Signature                                                                                       SSN                                                                                              Agent Phone

FL License #                                                                                Broker Code

Broker/Dealer Branch

Agent #3

Print Name	Signature SSN Agent Phone __________________________

FL License #                                                                                Broker Code

Broker/Dealer Branch

GA-CDF-1109(08/06)	Page 9 of 9

Order #137098 08/07/2006

GA-CDF-1109(08/06) 137098 08/07/2006